                                    Exhibit 99.2


[LOGO]


Contact:  Wendi Kopsick
          Kekst and Company
          (212)521-4800

                                                         FOR IMMEDIATE RELEASE

                COSMETIC CENTER CASE CONVERTED TO CHAPTER 7

COLUMBIA, MARYLAND, September 15, 1999 - The Cosmetic Center, Inc. today announced that it has converted its Chapter 11 bankruptcy case to Chapter 7. A trustee will be appointed by the Court to administer the case on a going-forward basis.

Cosmetic Center filed its Chapter 11 case on April 16, 1999 and, on
July 9, 1999, announced its intention to proceed with an orderly wind-down of its operations. As part of the wind-down of its business, Going-Out-of Business sales are currently being conducted at its store locations.

Certain statements contained in this press release are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements referring to future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.


                                         ###